UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2026

MEDICUS PHARMA LTD.
(Exact name of registrant as specified in its charter)

Ontario	001-42408	98-1778211
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 Conshohocken State Road, Suite 200
 Conshohocken, Pennsylvania, United States 19428
 (Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (610) 540-7515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common shares, no par value	MDCX	NASDAQ Capital Market
Warrants, each exercisable for one common share at an exercise price of $4.64 per share	MDCXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 2, 2026, Medicus Pharma Ltd. (the "Company"), through its wholly owned subsidiary, Medicus Pharma Inc., entered into a Co-Development and License Agreement (the "Agreement") with Pfizer Inc. ("Pfizer"). Under the Agreement, Pfizer granted the Company, subject to certain rights retained by Pfizer and other qualifications contained in the Agreement, an exclusive, sublicensable, royalty-bearing, worldwide license under specified Pfizer patent rights, and a non-exclusive, sublicensable, royalty-bearing, worldwide license under related platform patent rights and know-how, in each case to develop, manufacture and commercialize PF-08046031 ("CD228V"), an early clinical-stage antibody-drug conjugate targeting melanotransferrin (CD228), and products incorporating it, for the treatment, prevention, diagnosis, control and maintenance of all human diseases and disorders. The Agreement is structured as a co-development arrangement, under which Pfizer is expected to remain involved in the CD228V program following the effective date. Pfizer is contributing funding toward the Company's development activities through the Development Funding Payment (as defined below), will receive the Company's development plan, development budget and periodic progress reports for the program, has the right to review and comment on those plans and budgets and to meet with the Company periodically to discuss the program, and holds an option to elect to fund all or a portion of the development of a product from and after the first pivotal trial for such product, in each case as described below. Pfizer also retains ownership of the licensed patent rights, which are to be prosecuted and maintained in Pfizer's name, and will continue to participate in the program economically through the milestone payments, royalties and other payments described below. The Company, however, retains sole authority over and control of the development, manufacture, regulatory approval and commercialization of CD228V and products incorporating it, as described below.

As consideration for the licenses and rights granted under the Agreement, the Company paid Pfizer a one-time, non-refundable upfront payment of $12.0 million on the effective date of the Agreement and is obligated to pay an additional one-time, non-refundable payment of $15.0 million on the first anniversary of the effective date. In addition, on the effective date of the Agreement, Pfizer paid the Company a one-time, non-refundable payment of $2.0 million (the "Development Funding Payment"), which the Company is required to apply solely to fund development activities for CD228V and products incorporating it under the development plan contemplated by the Agreement.

Pfizer is also eligible to receive development and regulatory milestone payments upon the achievement of specified clinical and regulatory events across multiple indications, as well as sales-based milestone payments upon the achievement of specified annual and cumulative net sales thresholds. In addition, Pfizer is eligible to receive tiered royalties on annual net sales of products on a product-by-product and country-by-country basis during the applicable royalty term. The aggregate potential development, regulatory and sales milestone payments under the Agreement exceed $1.0 billion, assuming achievement of all applicable milestones across multiple indications and commercial thresholds, and low double-digit royalties on Net Sales per calendar year.

The Company may grant sublicenses under the Agreement, subject to the terms and conditions set forth therein, and is obligated to use commercially reasonable efforts to develop and commercialize products in specified major market countries. The Company retains sole authority over and control of, and sole responsibility for the costs and expenses of, the development, manufacture, regulatory approval and commercialization of CD228V and products incorporating it. Pfizer does not have any approval, consent, veto or other decision-making right with respect to development activities. The Company is also required to notify Pfizer upon determining to initiate the first pivotal trial for a product, or to enter into a transaction pursuant to which a third party would fund all or a material portion of the development of a product from and after the first pivotal trial, and Pfizer has the right, but not the obligation, to elect to fund all or a portion of those development activities. Any such funding would be subject to the negotiation and execution of a separate definitive agreement, including as to the amount and schedule of funding and the consideration payable to Pfizer, and neither party is obligated to enter into any such agreement or to agree to any particular term.

The Agreement also provides that Pfizer is entitled to receive a portion of specified consideration payable in connection with a change of control of the Company or sublicensing of, or certain other strategic transactions involving the licensed program. The Agreement contains certain termination provisions as described therein and sets forth the Company's obligations to transfer certain property and licenses to Pfizer in certain termination events. Unless earlier terminated in accordance with its terms, the Agreement continues in effect on a product-by-product and country-by-country basis until expiration of the applicable royalty term.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*#	Co-Development and License Agreement, dated September 2, 2026, by and between Medicus Pharma Inc. and Pfizer Inc.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(2)(ii) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

# Certain schedules and exhibits have been omitted in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include, but are not limited to, statements regarding the Agreement and the anticipated benefits thereof, the Company's plans and expectations relating to the development, manufacture and commercialization of CD228V across human therapeutic indications, the Company's ability to satisfy its payment obligations under the Agreement, the Company's expectations regarding Pfizer's continued involvement in the co-development of CD228V, the Company's receipt and application of the Development Funding Payment, Pfizer's option to fund development activities from and after the first pivotal trial for a product and the parties' ability to negotiate and enter into any agreement with respect to such funding, the future development, regulatory and commercial milestone payments and tiered royalties potentially payable to Pfizer, and the Company's rights to sublicense CD228V and to pursue strategic development and commercialization partnerships. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as "plan," "believe," "goal," "target," "aim," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of the Company's management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including the risks and uncertainties detailed from time to time in the Company's filings with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company's filings with the SEC, which are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICUS PHARMA LTD.

	By:	/s/ Raza Bokhari
Raza Bokhari
Executive Chairman and Chief Executive Officer

Date: September 3, 2026